Exhibit 99.(h)(22)

AMENDMENT NUMBER 2

TO PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”) are parties to a Participation Agreement dated April 25, 2005, as amended (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1.                                      The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

(Signatures located on following page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By:

Name:

Title:

Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:

Name:

Title:

Date:

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

By its authorized officer

By:

Name:

Title:

Date:

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn™ Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

RealEstateRealReturn Strategy Portfolio

Real Return Portfolio

Short-Term Portfolio

Small Cap StocksPLUS® TR Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio*

Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio

CommodityRealReturn™ Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

Short-Term Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

Total Return Portfolio II

Advisor Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

CommodityRealReturn™ Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

Small Cap StocksPLUS® TR Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio *

* recently added